EXHIBIT 10.3
MIMEDX GROUP, INC.
Form of Nonqualified Stock Option Agreement

THIS NONQUALIFIED STOCK OPTION AGREEMENT (this “Agreement”) dated as of ____________ (the “Date of Grant”), between MiMedx Group, Inc. (the “Company”), and ____________ (the “Participant”), is made pursuant and subject to the provisions of the MiMedx Group, Inc. 2016 Equity and Cash Incentive Plan, as amended and restated through May 2, 2023 (the “Plan”). Unless otherwise defined herein, all terms used herein that are defined in the Plan have the same meaning given them in the Plan.

1.    Grant of Option. Pursuant to, and subject to the terms and conditions of, the Plan and subject to the terms and conditions set forth herein, the Participant is hereby granted this Award of an option to purchase from the Company all or any part of an aggregate of ____________ shares of common stock of the Company, par value $0.001 per share (“Common Stock”), at the closing price per share of Common Stock on ____________ (this “Option”). The Option is subject to adjustment as provided in Article XVI of the Plan. No part of the Option granted hereby is intended to qualify as an “incentive stock option” under Section 422 of the Internal Revenue Code of 1986, as amended.

2.    Terms and Conditions. This Option is subject to the following terms and conditions:

(a)    Expiration Date. This Option shall expire at 11:59 p.m. on ____________, 203_ (the “Expiration Date”) or such earlier time as set forth in this Agreement. In no event shall the Expiration Date be later than seven (7) years after the Date of Grant.

(b)    Vesting of Option. This Option shall be vested and exercisable, in whole or in part, according to the following vesting schedule:

Twenty-five percent (25%) of the shares subject to the Option shall vest on the one (1) year anniversary of the Date of Grant, and twenty-five percent (25%) of the shares subject to the Option shall vest on each of the following three anniversaries thereafter, subject to Participant continuing to be an employee through each such date. On each vesting date, the number of shares vesting shall be rounded down to the nearest whole share, with the balance vesting on the last vesting date.

(c)    Change in Control. Upon the occurrence of a Change in Control, any outstanding Option shall be treated in accordance with and governed by Section 14.05 of the Plan, as if granted thereunder, and the terms provided in this Agreement.

(d)    Method of Exercise and Payment for Shares. To the extent then vested and exercisable, the Participant may exercise the Option by delivering written notice of exercise, along with the exercise price for the portion of the Option being exercised, to the attention of the Company’s Secretary at the Company’s address specified in Section 8 below. Notwithstanding the foregoing, no single exercise of the Option may be for less than 100 shares of Common Stock unless, at the time of exercise, the maximum number of shares of Common Stock available for purchase under the Option is less than 100 shares, in which event the Option may be exercised, if at all, only for all of the shares of Common Stock then available for purchase. The exercise date shall be the date of the notice. The Participant shall pay the exercise price in cash or cash equivalent acceptable to the Committee. However, the Committee in its discretion may, but is not required to, allow the Participant to pay the exercise price (i) by surrendering shares of Common Stock the Participant already owns, (ii) by a cashless exercise through a broker, (iii) by means of a “net settlement” procedure, (iv) by such other medium of payment as the Committee shall authorize or (v) by any combination of the allowable methods of payment set forth herein. If payment is in the form of shares of Common Stock, then the certificate or certificates representing those shares must be duly executed in blank by the Participant or accompanied by a stock power duly executed in blank suitable for purposes of transferring those shares to the Company. Fractional shares of Common Stock will not be accepted in payment of the exercise price of the Option. The Company will not issue the shares of Common Stock until full payment of the exercise price for them has been made. As soon as administratively practicable upon the Company’s receipt of the exercise price, subject to the other terms of the Option, the Company shall direct the issuance of the applicable shares of Common Stock so purchased. In the case of the Participant’s death, the Option, to the extent vested and exercisable, may be exercised by the executor or administrator of the Participant’s estate or by any person or persons who have acquired the Option directly from the Participant by bequest or inheritance.

(e)    Non-Transferability of Option. The Participant shall not assign or transfer the Option, other than by will or the laws of descent and distribution. During the Participant’s lifetime, only the Participant (or, in the event of legal incapacity or incompetency, the Participant’s guardian or legal representative) may exercise the Option. No right or interest of the Participant or any transferee in this Option shall be liable for, or subject to, any lien, obligation or liability of the Participant or any transferee.

(f)    Stock Holding Requirements. Notwithstanding any other provision of this Agreement, shares of Common Stock acquired pursuant to this Option may not be sold, transferred or otherwise disposed of until the level of ownership provided in the Company’s Stock Ownership Guidelines is met, to the extent applicable to the Participant. All shares of Common Stock acquired hereunder (“net” shares acquired in case of any net exercise or withholding of shares) shall be subject to the terms and conditions of the Company’s Stock Ownership Guidelines, as they may be amended from time to time.

(g)    Insider Trading Restrictions; Market Abuse Laws. Participant acknowledges that Participant may be subject to insider trading restrictions and/or market abuse laws in applicable jurisdictions, including but not limited to Participant’s country and the country or countries in which the shares of Common Stock acquired pursuant to this Option may be listed, which may affect his or her ability, directly or indirectly, to acquire, sell or attempt to sell or otherwise dispose of shares of Common Stock or rights to shares of Common Stock, under the Plan during such times as Participant is considered to have “inside information” regarding the Company. Furthermore, Participant understands that he or she may be prohibited from (i) disclosing the inside information to any third party, including fellow employees, and (ii) “tipping” third parties by sharing with them Company inside information, or otherwise causing third parties to buy or sell Company securities. Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable Company insider trading policy. Participant acknowledges that it is his or her responsibility to comply with any applicable restrictions as well as any applicable Company insider trading policy, and Participant should consult with his or her personal legal advisor on this matter.

3.    Termination of Option.

a.    Exercise in the Event of Death or Disability. This Option shall be exercisable for the number of shares of Common Stock subject to the Option only to the extent that the Participant is entitled to purchase pursuant to Section 2 as of the date of termination of the Participant’s employment by, or provision of services to, the Company and its Affiliates, reduced by the number of shares for which the Participant previously exercised the Option, and to the extent the Participant’s rights have not otherwise been terminated under this Agreement, if the Participant’s employment by, or provision of services to, the Company and its Affiliates terminates on account of the Participant's death or Disability, and the balance of the Option shall be forfeited with no consideration. In that event, to the extent exercisable, this Option may be exercised by the Participant, the Participant’s estate, or the person or persons to whom the Participant’s rights under this Option shall pass by will or the laws of descent and distribution (to the extent applicable), for the remainder of the period preceding the Expiration Date or until the date that is twelve (12) months after the Participant’s Termination Date due to death or Disability, whichever period is shorter.

b.    Exercise after a Change of Control. This Option shall be exercisable for the number of shares of Common Stock subject to the Option only to the extent that the Participant is entitled to purchase pursuant to Section 2 as of the date of termination of the Participant’s employment by, or provision of services to, the Company and its Affiliates on or after a Change in Control, reduced by the number of shares for which the Participant previously exercised the Option, and to the extent the Participant’s rights have not otherwise been terminated under this Agreement, if the Participant’s employment by, or provision of services to, the Company and its Affiliates terminates on or after a Change in Control (other than as described in Section 3(a) above), and the balance of the Option shall be forfeited with no consideration. In that event, to the extent exercisable the Participant may exercise this Option for the remainder of the period preceding the Expiration Date or until the date that is twelve (12) months after the Participant’s Termination Date, whichever period is shorter.

c.    Exercise after other Termination of Employment or Service. This Option shall be exercisable for the number of shares of Common Stock subject to the Option only to the extent that the Participant is entitled to purchase pursuant to Section 2 as of the date of termination of the Participant’s employment by, or provision of services to, the Company and its Affiliates, reduced by the number of shares for which the Participant previously exercised the Option, and to the extent the Participant’s rights have not otherwise terminated under this Agreement, if the Participant’s employment by, or provision of services to, the Company and its Affiliates terminates other than under any of the circumstances set forth in Sections 3(a) or (b) of this Agreement, for the remainder of the period preceding the Expiration Date or until the date that is twelve (12) months after the Participant's Termination Date, whichever period is shorter. The balance of the Option shall be forfeited with no consideration upon such Termination Date.

d.    Termination. The Option or portion thereof not either terminated or exercised at such time will terminate automatically and without further notice at the time the Option can no longer be exercised as set forth above.

e.    For Cause. Notwithstanding any other provision of this Agreement, the Option will terminate automatically upon the termination of the Participant’s employment by, or provision of services to, the Company and its Affiliates for Cause, as defined in the Participant’s Key Employee Retention Agreement, immediately upon notice of such termination (including any portion of the Option that may have become vested and exercisable previously).

4.    Agreement to Terms. The Participant has read and understands the terms of this Agreement, including the applicable provisions of the Plan, as if the Option was granted thereunder, and agrees to be bound by their terms and conditions. All decisions and interpretations made by the Company or the Committee with regard to any question arising under this Option will be binding and conclusive on the Company and the Participant and any other person entitled to exercise the Options as provided for in this Agreement.

5.    Tax Consequences. The Participant acknowledges (i) that there may be adverse tax consequences upon acquisition or disposition of the shares of Common Stock received upon exercise of this Option and (ii) that Participant should consult a tax adviser prior to such acquisition or disposition. The Participant is solely responsible for determining the tax consequences of the Option and for satisfying the Participant’s tax obligations with respect to the Option (including, but not limited to, any income or excise tax as resulting from the application of Code Sections 409A or 4999 or related interest and penalties), and the Company and its Affiliates shall not be liable if this Option is subject to Code Sections 409A, 280G or 4999. The Company’s obligation to deliver shares of Common Stock upon exercise of the Option is subject to the Participant’s satisfaction of any applicable federal, state and local income and employment tax and withholding requirements in a manner and form satisfactory to the Company. The Committee, to the extent applicable law permits, may allow the Participant to pay any such amounts (but only for the minimum required withholding or such other amounts as will not otherwise have negative accounting consequences) (i) by surrendering (actual or by attestation) shares of Common Stock that the Participant already owns; (ii) by a cashless exercise though a broker, (iii) by means of a “net exercise” procedure or (iv) by such other medium of payment as the Committee in its discretion shall authorize.

6.    Fractional Shares. Fractional shares shall not be issuable hereunder, and when any provision hereof may entitle the Participant to a fractional share such fractional share shall be disregarded.

7.    Change in Capital Structure. The terms of this Option shall be adjusted in the same manner as adjustments are made as set forth in Article XVI of the Plan as the Committee determines is equitably required in the event the Company effects one or more stock dividends, stock splits, subdivisions or consolidations of shares or other similar changes in capitalization.

8.    Notice. Any notice or other communication given pursuant to this Agreement, or in any way with respect to this Option, shall be in writing and shall be personally delivered or mailed by United States registered or certified mail, postage prepaid, return receipt requested, to the following addresses:

If to the Company:    MiMedx Group, Inc.
1775 West Oak Commons Ct. NE
Marietta, Georgia 30062
Attn: General Counsel

If to the Participant:    At the Participant’s address on the Company’s records

or such other address as either party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

9.    Shareholder Rights. The Participant shall not have any rights as a shareholder with respect to shares of Common Stock subject to this Option until the issuance of the shares of the Common Stock upon exercise of the Option.

10.    No Right to Continued Employment or Service. Neither the Plan, the granting of this Option nor any other action taken pursuant to the Plan or this Option constitutes or is evidence of any agreement or understanding, expressed or implied, that the Company or any Affiliate shall retain the Participant as an employee or other service provider for any period of time or at any particular rate of compensation.

11.    Binding Effect. Subject to the limitations stated above and in the Plan, this Agreement shall be binding upon and inure to the benefit of the legatees, distributees, and personal representatives of the Participant and the successors of the Company.

12.    Conflicts. In the event of any conflict between the provisions of the Plan and the provisions of this Agreement, the provisions of the Plan shall govern. All references herein to the Plan shall mean the Plan as in effect on the date hereof.

13.    Counterparts. This Agreement may be executed in a number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one in the same instrument.

14.    Miscellaneous. The parties agree to execute such further instruments and take such further actions as may be necessary to carry out the intent of this Agreement. This Agreement, and any provisions referenced herein, shall constitute the entire agreement of the parties with respect to the subject matter hereof.

15.    Section 409A. Notwithstanding any of the provisions of this Agreement, it is intended that the Option be exempt from Section 409A of the Code. Notwithstanding the preceding, neither the Company nor any Affiliate shall be liable to the Participant or any other person if the Internal Revenue Service or any court or other authority have any jurisdiction over such matter determines for any reason that the Option is subject to taxes, penalties or interest as a result of failing to be exempt from, or comply with, Section 409A of the Code.

16.    Compensation Recoupment Policy. This Award of the Option shall be subject to the Company’s Compensation Recoupment Policy, any similar policy that the Company may adopt and applicable law related to compensation recoupment.

17.    Governing Law. This Agreement shall be governed by the governing laws applicable to the Plan.

[Signatures continued on next page]

IN WITNESS WHEREOF, the Company has caused this Agreement to be signed by a duly authorized officer, and the Participant has affixed the Participant’s signature hereto.

COMPANY:

MIMEDX GROUP, Inc.

____________________________________
Name:    Joseph H. Capper
Title:    CEO

PARTICIPANT:

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